Release:    April 18, 2018

TCRC-Train & Engine and IBEW issue 72-hour strike notice

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) has received 72-hour strike notice from the Teamsters Canada Rail Conference-Train & Engine (TCRC) and the International Brotherhood of Electrical Workers (IBEW) of their respective plans to strike at 12:01 a.m. eastern time on April 21, 2018.
CP has been working closely with both the TCRC and the IBEW to reach a negotiated settlement in the best interests of the entire CP family, its customers, shareholders and the broader North American economy.

“Serving a strike notice is part of the bargaining process that unions must follow if they want to be able to strike,” said Keith Creel, CP President and CEO. “We remain committed to achieving a win-win solution and urge the two unions to work closely with us and the federal mediators to achieve a positive outcome as soon as possible in the hours leading up to the deadline.”
CP continues to work closely with the TCRC and made significant movement in bargaining Monday afternoon, presenting the TCRC with new progressive three and five-year agreement options.

CP is meeting with the IBEW later today and is presenting the union with streamlined three-year and five-year agreements for consideration.
“At the end of the day, this is all about our 12,000-strong CP family, and making decisions that benefit all of our employees,” Creel said. “Further, those decisions must be rooted in providing service to our customers and delivering for our shareholders. It is never easy to balance all of these competing priorities, but it must be done – achieving this delicate balance is essential to the long-term health of CP for our employees, customers, shareholders and the Canadian economy.”
Forward looking information

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited to, collective bargaining between CP and its labour unions, potential work stoppage and CP’s business, operations and service. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance.  Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.  These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR
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